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                                                                    EXHIBIT 10.9

                              AMENDMENT NUMBER 7

                             VENCOR, INCORPORATED
                            RETIREMENT SAVINGS PLAN


     WHEREAS Vencor, Incorporated ("Sponsoring Employer") adopted the Retirement Savings Plan ("Plan") effective as of January 1, 1989; and

     WHEREAS the Sponsoring Employer reserved the right to amend the Plan by action of its Board of Directors; and

     WHEREAS the Sponsoring Employer now desires to amend said Plan to comply with changes in the Internal Revenue Code of 1986;

     NOW, THEREFORE, the Plan is amended, effective as provided herein, in the following respects:


(1)  Section 1.12 is amended effective January 1, 1994, to read as follows:

Section 1.12 COMPENSATION means, for any Plan Year, total cash compensation paid to an Employee by the Employer as reportable on Internal Revenue Service form W-2 , excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits and increased by amounts deferred pursuant to Code Sections 125 (flexible benefit plans), 402(a)(8) (salary redirection), and 402(h)(1)(B) (simplified employee plans). In the Plan Year during which an Employee becomes a Participant, only remuneration paid in the portion of the Plan Year in which he was a participant shall be considered Compensation. Effective for Plan Years beginning on or after January 1, 1989, Compensation shall be limited to such amount as determined pursuant to Code Section 401(a)(17).

(2)  Subsection 3.5(d) is amended effective January 1, 1994, to read as follows:

     (d) The term "compensation" for purposes of this Section, shall include all amounts paid by the Employer to the Employee which are currently includible in the Employee's gross income. For Plan Years beginning prior to January 1, 1992, or such later date as permitted by regulations or notices, said compensation shall only include amounts paid by the Employer to the Employee during the period he is eligible to make Salary Redirection contributions and which amounts are currently includible in the Employee's gross income. For all Plan Years, the Employer shall have the right to increase the Employee's compensation, for purposes of this Section by the amount of any Employee salary redirection elections under
              Section 125 (flexible benefit plans), 402(a)(8) (salary redirection) and 402(h)(1)(B)

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              (simplified employee plans) of the Code, or to use such alternate definition of compensation as may be provided under Section 414(s) of the Code. Compensation for purposes of this Section shall be limited pursuant to Code Section 401(a)(17).

(3)  Subsection 3.6(d) is amended effective January 1, 1994, to read as follows:

     (d) The term "compensation" for purposes of this Section, shall include all amounts paid by the Employer to the Employee which are currently includible in the Employee's gross income. For Plan Years beginning prior to January 1, 1992, or such later date as permitted by regulations or notices, said compensation shall only include amounts paid by the Employer to the Employee during the period he is eligible to receive Matching Contributions and which amounts are currently includible in the Employee's gross income. For all Plan Years, the Employer shall have the right to increase the Employee's compensation, for purposes of this Section by the amount of any Employee salary redirection elections under Section 125 (flexible benefit plans), 402(a)(8) (salary redirection) and 402(h)(1)(B) (simplified employee plans) of the Code, or to use such alternate definition of compensation as may be provided under
              Section 414(s) of the Code. Compensation for purposes of this Section shall be limited pursuant to Code Section 401(a)(17).

(4)  Section 5.11 is amended effective January 1, 1993, to read as follows:

Section 5.11  PARTICIPANT DIRECTED ROLLOVERS

        (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

        (b) For purposes of this Section, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under
              Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

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        (c)   For purposes of this Section, an eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              For purposes of this Section, a distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

        (d) A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

(5)   Section 11.5 is amended effective January 1, 1994, to read as follows:

Section 11.5  COMPENSATION

              For purposes of this Article, compensation shall have the same meaning as assigned to it by Code Section 415 and shall be limited to such amount as required by Code 401(a)(17).


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                                  SIGNATURES
                                  ----------

     IN WITNESS WHEREOF, the Sponsoring Employer has caused this Amendment
Number 7 to be executed this the  20th   day of  May   , 1994, but effective
                                 -------       --------
as provided herein.


Attest:                                Vencor, Incorporated



 [SIGNATURE IS ILLEGIBLE]              By  [SIGNATURE IS ILLEGIBLE]
---------------------------              -----------------------------
Secretary
                                       Title  V.P
                                            --------------------------


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